Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT: Mr. Paul Ressler
(801) 756-5831
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Hybrid Dynamics Corporation
American Fork, Utah

NEWS RELEASE
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HYBRID DYNAMICS CORPORATION ANNOUNCES LOI TO ACQUIRE
PERFORMANCE MOTORCYCLE MAKER DELAWARE AMERICAN
MOTORS LLC

American Fork, Utah, April 2, 2008 – Hybrid Dynamics Corporation (“Hybrid”) (OTCBB: HBDY.OB) today announced that it has entered into a letter of intent to acquire Delaware American Motors LLC (“Delaware American” or “DAM”) based in Paterson, New Jersey.  Delaware American is a manufacturer of custom-made, high-end luxury motorcycles and has recently introduced the “DAM Tech Twin American Series” of limited production motorcycles.

Delaware American’s first signature series is limited to 13 bikes symbolizing and corresponding to America’s original 13 colonies.  Each bike is hand made with unique individual design features. The bikes are based on Delaware American’s proprietary chassis featuring the “DAM Apex” design with the S&S 124 cubic inch 140 horsepower American-made, v-twin engine with a top speed of 140 mph.  Delaware American’s “Thirteen Colonies” series will be followed by an additional American-based signature series with total production expected to exceed 100 bikes in 2009.

Delaware American was founded in 2002 and is owned by Mark Klein.  Mark is a graduate of the American Motorcycle Institute and certified technician.  Mark opened his first independent service facility in 1979, held northeast distribution rights for Yoshimura racing parts and from that, developed Cycle Connection, Inc., a highly successful super-bike racing team.  He also developed the first branded store for Ducati Motors in Manhattan, New York and served on the Ducati Dealer Development Group for several years.  For more information on Delaware American Motors, please visit www.dammotorcycles.com.

Commenting on the proposed acquisition, Paul Ressler, President of Hybrid Dynamics, said, “Delaware American’s in-house design and state-of-the-art prototyping capability, coupled with Hybrid's broad-market vision and green-technology approach, make the two companies perfect partners. We believe that the combined companies will have strong opportunities for cross-market sales, synergistic distribution and branding, as well as an ability to share mutually-developed cost savings in engineering and manufacturing. We are truly looking forward to capitalizing on DAM's influence on the Hybrid brand.”

Mr Klein added,” Hybrid’s emphasis on advanced drive-train technologies can only enhance our already impressive performance characteristics.  Both companies bring deeply-experienced, innovative management to the table. These two groups together make a formidable team that can do great things in the motor sports arena.”

The acquisition is expected to close before April 30, 2008.  Closing is subject to the completion of due diligence and the execution of definitive written agreements.  Terms were not announced.

About Hybrid Dynamics Corporation

Hybrid Dynamics is implementing a new operational paradigm for transportation vehicles. Through its wholly owned subsidiary, Pukka USA, Inc., the Company is developing a state-of-the-art line of recreational electric vehicles, as well as leading-edge motor-control systems and hybrid drive-train technologies for use in electric and hybrid motorized vehicles.  These technologies feature Hybrid’s proprietary Extended Range Technology (ERT), which utilizes three discreet drive motors (hydraulic, electric, and internal combustion engine) in a hierarchical relationship. ERT allows each motor to perform the task for which it is best equipped, the net result being a more efficient vehicle design, extended range and far less emissions than internal combustion alone.  For more information on the Company, please visit www.hybriddynamics.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Hybrid and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, and concentration in a single customer, raw material costs, market acceptance, future capital requirements, and competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Hybrid is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.